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Computation of Earnings Per Common Share                             Exhibit 11
The Chase Manhattan Corporation and Subsidiaries

                                                                  Quarter Ended           Nine Months Ended
                                                                  September 30,             September 30,
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($ in millions, except per share amounts)                        1995         1994         1995         1994
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
Primary:
Net Income................................................          $283         $305         $825         $976

Less:  Preferred Stock Dividend Requirements..............            30           31           92           96
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Net Income Applicable to Common Stock                               $253         $274         $733         $880
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Average Common and Common Equivalent Shares Outstanding...   181,074,984  184,417,030  179,990,602  185,038,631
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Primary Earnings Per Common Share.........................         $1.40        $1.49        $4.07        $4.76
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Assuming Full Dilution:
Net Income Applicable to Common Stock                               $253         $274         $733         $880
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Average Common and Common Equivalent Shares Outstanding...   181,074,984  184,417,030  179,990,602  185,038,631
Add:  Shares Issuable Upon Exercise of Stock Options,
  Warrants and Conversion of Restricted Stock Units.......     1,939,046      740,520    1,447,461    1,037,686
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Shares of Common and Common Equivalent Stock Outstanding -
  As Adjusted                                                183,014,030  185,157,550  181,438,063  186,076,317
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Earnings Per Common Share Assuming Full Dilution                   $1.38        $1.48        $4.04        $4.73
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


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